Electro Rent Corporation                    FOR IMMEDIATE RELEASE

Investor Contact:                       Company Contact:
 Neil Berkman                            Daniel Greenberg
 Berkman Associates                      Chairman & CEO
 (310) 277-5162                          Electro Rent Corporation
 info@BerkmanAssociates.com              (818) 786-2525

                Electro Rent Corporation Reports
               Fiscal 2006 Second Quarter Results

     VAN NUYS, CALIFORNIA, December 19, 2005 - Electro Rent
Corporation (NASDAQ:ELRC) today announced financial results for the second quarter and first six months of fiscal 2006.
     "Activity in our core test and measurement (T&M) equipment rental and lease business remained robust in the second quarter, driving an increase in total revenue.  Even though SG&A expenses increased to support the successful launch of our new operations in China and Europe, and despite a higher income tax rate this year, net income declined only modestly compared to the second quarter of fiscal 2005," said Chairman and Chief Executive
Officer Daniel Greenberg.
     "While it appears likely that revenue for fiscal 2006 will exceed revenue for fiscal 2005, our ability to overcome the
unusual financial events that had a significant positive impact on last year's bottom-line results is less clear," Greenberg added.  "In any event, we are encouraged by the continuing
strength of our domestic T&M business, and by the progress we are making in the establishment of our new international initiatives, which we believe have the potential to become important sources of growth for the future."

Second Quarter Results

     For the three months ended November 30, 2005, total revenues increased to $28.0 million from $27.5 million for the second quarter of fiscal 2005.  Rental and lease revenue increased 4.6%.
T&M equipment rental and lease revenue increased 10.9%.  Data products (DP) rentals and leases continued to improve from the previous two quarters, but still were below last year primarily because of the loss of two important customers a year ago.
Equipment sales declined 7.3% for this year's second quarter versus prior year, as improved equipment utilization and a
younger equipment pool have limited the amount of equipment
available for sale.

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Electro Rent Corporation Reports Fiscal 2006
Second Quarter Results
December 19, 2005
Page Two

     Net income was $5.6 million, or $0.22 per diluted share,
reflecting a 36.6% tax rate.  This compares to net income for the second quarter of fiscal 2005 of $6.2 million, or $0.25 per
diluted share, which reflected a 30.3% tax rate.
     Purchases of new equipment for this year's second quarter
increased to $16.2 million, compared to $12.2 million for the second quarter of fiscal 2005.  "More than $4 million of our equipment now resides in China, as we begin the serious task of developing that market and building a strong foundation for
future growth," Greenberg said.  The book value of Electro Rent's equipment pool rose to $128.2 million at November 30, 2005
compared to $122.8 million at May 31, 2005 and $108.3 million at
November 30, 2004.
     Cash and marketable securities amounted to $82.3 million at
November 30, 2005 versus $80.8 million at May 31, 2005, as we were able to fund internal growth from our expanding cash flow.
Electro Rent has no debt, and shareholders' equity at November
30, 2005 was $208.2 million compared to $195.0 million at May 31,
2005.

First Half Results

     For the six months ended November 30, 2005, revenue
increased 2.7% to $54.6 million compared to $53.1 million for last year's first half.  Rental and lease revenue increased 6.2%
and equipment sales declined 8.7%.  Net income for this year's first half was $10.6 million, or $0.41 per diluted share.  This compares to net income for last year's first half of $11.9
million, or $0.47 per diluted share, which included $1.8 million
(pre-tax) related to funds received from a class action lawsuit and lower income tax rates.

About Electro Rent

     Electro Rent Corporation (www.ElectroRent.com) is one of the
largest nationwide organizations devoted to the short-term rental and leasing of personal computers, servers and general purpose electronic test equipment.

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Electro Rent Corporation Reports Fiscal 2006
Second Quarter Results
December 19, 2005
Page Three

"Safe Harbor" Statement:

     Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of
1934.  These forward-looking statements reflect our management's current views with respect to future events and financial
performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes,"
"expects," "intends," "future," and other similar expressions identify forward-looking statements.  These forward-looking
statements are subject to certain risks and uncertainties.  We believe our management's assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form
10-K and 10-Q and our other filings with the Securities and
Exchange Commission.  Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  We undertake no obligation to update or revise any forward-looking statements.

                        (tables attached)
#4027

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited) (000's omitted except per share data)

                            Three Months Ended   Six Months Ended
                                November 30,       November 30,
                               2005     2004      2005     2004
Revenues:
 Rentals and leases          $22,005  $21,031   $43,161  $40,639
 Sales of equipment
  and other revenues           5,996    6,466    11,390   12,477
   Total revenues             28,001   27,497    54,551   53,116

Operating expenses:
 Depreciation of rental
  and lease equipment          8,664    8,466    17,116   16,491
 Costs of revenues other
  than depreciation of
  rental and lease equipment   3,068    3,235     5,731    6,395
 Selling, general and
  administrative expenses      8,003    7,171    15,947   14,556
   Total operating expenses   19,735   18,872    38,794   37,442

Operating profit               8,266    8,625    15,757   15,674

Interest and
 investment income, net          597      304     1,156      562

Income from
 litigation settlement           --       --        --     1,758

Income before income taxes     8,863    8,929    16,913   17,994

Income taxes                   3,244    2,703     6,309    6,141

Net income                   $ 5,619  $ 6,226   $10,604  $11,853

Earnings per share:
 Basic                       $  0.22  $  0.25   $  0.42  $  0.48
 Diluted                     $  0.22  $  0.25   $  0.41  $  0.47

Shares used in
 per share calculation:
 Basic                        25,320   24,917    25,219   24,909
 Diluted                      25,672   25,295    25,621   25,195

ELECTRO RENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)(000's omitted)
                                        November 30,     May 31,
                                           2005           2005
               ASSETS

Cash and cash equivalents                $ 36,575       $ 31,997
Marketable securities                      45,770         48,800
Accounts receivable, net                   13,329         10,548
Rental and lease equipment, net           128,153        122,798
Other property, net                        15,502         15,722
Other                                       3,234          3,357

                                         $242,563       $233,222

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
 Accounts payable                        $  8,511       $ 13,983
 Accrued expenses                           8,776          8,700
 Deferred revenue                           2,995          2,768
 Deferred tax liability                    14,056         12,754
   Total liabilities                       34,338         38,205

Shareholders' equity:
 Preferred stock, $1 par - shares
  authorized 1,000,000; none issued           --             --
 Common stock, no par
  - shares authorized 40,000,000;
  issued and outstanding November
  30, 2005 - 25,379,666; May 31,
  2005 - 25,100,132                        24,315         21,638
 Retained earnings                        183,910        173,379

   Total shareholders' equity             208,225        195,017

                                         $242,563       $233,222